UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material under §240.14a-12

Forestar Group Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FORESTAR GROUP INC.

SUPPLEMENT TO PROXY STATEMENT

OF

FORESTAR GROUP INC.

The following supplements the definitive proxy statement dated March 28, 2017 (the “Proxy Statement”) filed on Schedule 14A by Forestar Group Inc. (“Forestar” or the “Company”) in connection with the Company’s 2017 Annual Meeting of Stockholders to be held on May 9, 2017 (the “Annual Meeting”). The Proxy Statement was mailed to Forestar stockholders on or about March 28, 2017.

Except as described in this document, the information provided in the Proxy Statement continues to apply and this supplement should be read in conjunction with the Proxy Statement. To the extent the following information differs from, updates or conflicts with information contained in the Proxy Statement, the supplemental information below is more current. If you need a copy of the Proxy Statement, please contact D. F. King & Co., Inc. (“D. F. King”), the proxy solicitor assisting the Company in connection with the Annual Meeting. To contact D. F. King, stockholders may call toll free at (800) 714-3312.

Supplemental Disclosures

On April 28, 2017, Forestar announced that William J. Powers, Jr. has notified the Company of his decision to retire from the Board of Directors upon the expiration of his term immediately following the Annual Meeting, and has decided not to stand for reelection to the Forestar board of directors at the Annual Meeting. As a result, all references to Mr. Powers as a director nominee should be deemed to be removed from the Proxy Statement. In light of the foregoing, the Board is now seeking, pursuant to Proposal No. 1, to elect only M. Ashton Hudson, Richard M. Smith and Phillip J. Weber to serve as directors until the 2018 annual meeting of stockholders, or until their replacements have been duly elected and qualified.

The second paragraph of the section of the Proxy Statement entitled “ELECTION OF DIRECTORS” is superseded and replaced by the following:

“At the 2017 annual meeting of stockholders, three directors are up for election. All of those director nominees, Mr. Hudson, Mr. Smith and Mr. Weber, if elected, will serve until the 2018 annual meeting of stockholders. All directors will be elected on an annual basis beginning with the 2018 annual meeting of stockholders.”

The second paragraph of the section of the Proxy Statement entitled “ELECTION OF DIRECTORS - NOMINEES” is superseded and replaced by the following:

“Mr. Hudson, Mr. Smith and Mr. Weber are standing for election as directors to serve until the 2018 annual meeting of stockholders, or until their replacements are duly elected and meet all requirements. All nominees are presently serving as directors. After review of their qualifications, the Nominating and Governance Committee recommended them as nominees to the full Board, and the full Board subsequently voted unanimously to recommend them to the stockholders as nominees. We did not pay a fee to any third party to identify or evaluate or to assist in identifying or evaluating potential nominees.”

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